                               LEASE-BUSINESS PROPERTY


    THIS LEASE AGREEMENT, executed in duplicate, made and entered into this 1st day of July, 1994, by and between Arthur K. Jones Trust, Firstar Bank Des Moines, N.A., and William A. Jones, Trustees (hereinafter called the "LANDLORD"), whose address for the purpose of this lease is 6th and Walnut Streets, P.O. Box 906, Des Moines, Iowa 50304, and Computer Supply Store, Inc. (hereinafter called the "TENANT"), whose address for the purpose of this lease is 1408 Locust Street, Box 4834, Des Moines, Iowa 50313.

The parties agree as follows:

    1. PREMISES AND TERM. The Landlord, in consideration of the rents herein reserved and of the agreements and conditions herein contained, on the part of the Tenant to be kept and performed, leases unto the Tenant and Tenant hereby rents and leases from Landlord, according to the terms and provisions herein, the following described real estate, situated in Polk County, Iowa:

         Lots 10, 11 and 12, Block 2 in Allen's Addition, an official plat now in and forming a part of the City of Des Moines, Polk County, Iowa, and locally known as 1310, 1312 and 1314 Locust Street, Des Moines, Iowa,

with the improvements thereon and all rights, easements and appurtenances thereto belonging, for a term of sixty (60) months, commencing on the 1st day of July, 1994, and ending on the 30th day of June, 1999, upon the condition that the Tenant pays rent therefor, and otherwise performs as provided herein. The Tenant shall have the option to extend this lease, upon the terms set forth in paragraph 2, for an additional term of five (5) years. The option is to be exercised in writing by the Tenant not later than six (6) months prior to the expiration of the initial term.

    2. RENTAL. The Tenant shall pay to the Landlord as rent the sum of Two Thousand Six Hundred Twenty-three and 75/100 Dollars ($2,623.75) per month, in advance, commencing on July 1, 1994, payable upon the first day of each month throughout the remainder of the initial term of this lease.

    In the event Tenant exercises its option to extend the term of this lease, the rent which the Tenant shall pay during the extended term (the "ADJUSTED RENT") shall be Two Thousand Eight Hundred Eight-six Dollars and 13/100 ($2,886.13) per month.

    3. POSSESSION. Tenant shall be entitled to possession on the first day of the term of this lease, and shall yield possession to the Landlord at the time and date of the close of this lease term, except as herein otherwise expressly provided. Should Landlord be unable to give possession on said date, Tenant's only damages shall be a rebating of the pro rata rental.

    4. USE OF PREMISES. Tenant covenants and agrees during the term of this lease to use and to occupy the leased premises for a computer supply business and associated products.

    5. LANDLORD'S INTEREST IN PREMISES. Landlord shall have the right to mortgage, sell, or otherwise encumber or dispose of all or part of its right, title, and interest in said premises at any time without notice, subject to this lease.

    6. CARE AND MAINTENANCE OF PREMISES. (a) Tenant takes said premises in their present condition.

    (b) Tenant shall, after taking possession of said premises and until the termination of this lease and the actual removal from the premises, at its own expense, care for and maintain said premises in a reasonably safe and serviceable condition. Tenant will keep the roof, structural part of the floor, walls and other structural parts of the building in good repair. Tenant will furnish its own interior and exterior decorating. Tenant will not permit or allow said premises to be damaged or depreciated in value by any act or negligence of the Tenant, its agents or employees. Without limiting the generality of the foregoing, Tenant will make necessary repairs to the sewer, the plumbing, the water pipes and electrical wiring, and Tenant agrees to keep faucets closed so as to prevent waste of water and flooding of premises; to promptly take care of any leakage or stoppage in any of the water, gas or waste pipes. The Tenant agrees to maintain adequate heat to prevent freezing of pipes. Tenant at its own expense may install floor covering and will maintain such floor covering in good condition. Tenant will be responsible for the plate glass in the windows of the leased premises and for maintaining the parking area, driveways and sidewalks on and abutting the leased premises. Tenant shall make no structural alterations or improvements without the prior written approval of the Landlord of the plans and specifications therefor.

    (c) Tenant will make no unlawful use of said premises and agrees to comply with all valid regulations of the Board of Health, Ordinances of City or applicable municipality, and the law of the State of Iowa and the Federal government, but this provision shall not be construed as creating any duty by Tenant to members of the general public. Tenant will not allow trash of any kind to accumulate on said premises, in the halls, if any, or the alley or yard in front, side or rear thereof, and it will remove same from the premises at its own expense. Tenant also agrees to remove snow and ice arid other obstacles from the sidewalk on or abutting the premises.

    (d) Tenant shall not install any underground storage tanks or pipelines on the property and shall take appropriate action to guard against hazardous materials contamination. Tenant shall permit Landlord to conduct environmental assessments and audits of the premises and Tenant's operations during the term of the Lease. This Lease shall terminate immediately if it is determined that Tenant's operations or activities violate the environmental laws.

    (e) If Tenant chooses not to use the elevator, it shall have no obligation to maintain it. However, Tenant shall not dismantle or otherwise take action which causes the elevator not to function properly, without the written consent of the Landlord.

    7. (a) UTILITIES AND SERVICES. Tenant, during the term of this lease, shall pay, before delinquency, all charges for use of telephone, water, sewer, gas, heat, electricity, power, air conditioning, garbage disposal, trash disposal and, not limited by the foregoing, all other utilities and services of whatever kind and nature which may be used in or upon the demised premises.

    (b) AIR CONDITIONING equipment shall be furnished at the expense of Tenant and maintenance thereof at the expense of Tenant.

    (c)  JANITOR SERVICE shall be furnished at the expense of Tenant.

    (d)  HEATING shall be furnished at the expense of Tenant.

    8. (a) SURRENDER OF PREMISES AT END OF TERM. Tenant agrees that upon the termination of this lease, it will surrender, yield up and deliver the leased premises in good and clean condition, except the effects of ordinary wear and tear and depreciation arising from lapse of time or damage without fault or liability of Tenant.

    (b) REMOVAL OF FIXTURES. Tenant may, at the expiration of the term of this lease, or renewal or renewals thereof or at a reasonable time thereafter, if Tenant is not in default hereunder, remove any fixtures or equipment which said Tenant has installed in the leased premises, providing Tenant repairs any and all damages caused by removal.

    (c) HOLDING OVER. Continued possession, beyond the expiration date of the term of this lease, by the Tenant, coupled with the receipt of the specified rental by the Landlord (and absent a written agreement by both parties for an extension of this lease, or for a new lease) shall constitute a month-to-month extension of this lease.

    9. ASSIGNMENT AND SUBLETTING. ANY ASSIGNMENT OF THIS LEASE OR SUBLETTING OF THE PREMISES OR ANY PART THEREOF, WITHOUT THE LANDLORD'S WRITTEN PERMISSION SHALL, AT THE OPTION OF THE LANDLORD, MAKE THE RENTAL FOR THE BALANCE OF THE LEASE TERM DUE AND PAYABLE AT ONCE. Such written permission shall not be unreasonably withheld.

    10. (a) ALL REAL ESTATE TAXES levied or assessed by lawful authority (but reasonably preserving Landlord's rights of appeal) against said real property shall be timely paid by the Tenant.

    (b) PERSONAL PROPERTY TAXES. Tenant agrees to timely pay all taxes, assessments or other public charges levied or assessed by lawful authority (but reasonably preserving Tenant's rights of appeal) against its personal property on the premises during the term of this lease.

    (c) SPECIAL ASSESSMENTS. Special assessments shall be timely paid by the Tenant.

    11. LIABILITY INSURANCE. Tenant shall, at its own expense, during the term hereof, maintain and deliver to Landlord public liability and property damage insurance policies with respect to the premises, including, but not limited to, the parking lot, in which both Landlord and Tenant shall be named as insureds, with limits of at -least One Million Dollars ($1,000,000.00) for injury or death to any one person and Two Million Dollars ($2,000,000.00) for any one accident, and Two Hundred Fifty Thousand Dollars ($250,000.00) with respect to damage to property. Such policy or policies shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provisions for at least ten (10) days' notice to Landlord of cancellation. At least ten (10) days before the expiration of any such policy, Tenant shall supply Landlord with evidence of renewal of such policy or evidence of a substitute therefor with evidence of payment of the premiums thereof. If such premium shall not be so paid or the policy or policies therefor shall not be so delivered, then Landlord may procure or pay for the same and the amounts so paid by Landlord, with interest thereon at the rate determined under Section 19 from time of payment, shall be added to the installment of monthly rent becoming due on the first of the next succeeding month and shall be collected as additional rent.

    12. FIRE AND CASUALTY INSURANCE. Tenant agrees throughout the term of this lease, for the benefit of both Landlord and Tenant as named insureds, to maintain insurance of at least Two Hundred Fifty Thousand Dollars ($250,000.00) against loss or damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies on the building in which the premises are located and on the personal property furniture, furnishings, and fixtures belonging to Tenant located in the premises. Such policy or policies shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provision for at least ten (10) days' notice to Landlord of cancellation. At least ten (10) days before the expiration of any such policy, Tenant shall supply Landlord with evidence of renewal of such policy or evidence of obtaining a substitute thereof with evidence of payment or the premiums thereof. If such premium shall not be so paid or the policy or policies therefor shall not be so delivered, then Landlord may procure or pay for the same and the amounts so paid by Landlord, with interest thereon at the rate determined under Section 19 from time of payment, shall be added to the installment of monthly rent becoming due on the first of the next succeeding month and shall be collected as additional rent.

    Landlord, at the time of the occurrence of any fire or other casualty insured against by Tenant's policies shall, when called upon to do so by Tenant by an appropriate written instrument, assign to Tenant all of Landlord's right, title, and interest in and to the insurance proceeds. Upon payment of such insurance proceeds, Tenant agrees to accept such payment as payment in full for any loss or damage to Tenant's property, and riot to make any claim against, or seek to recover from Landlord, any other sum for such loss or damage whether or not the loss or damage was due to carelessness or negligence of Landlord or its servants, agents, or employees. Upon the occurrence of any casualty insured against, Tenant shall have full authority to, and shall take all necessary measures to negotiate, compromise, or adjust any loss under Tenant's policy that directly relates to Tenant's property.

    13. EVIDENCE OF INSURANCE/DUTIES OF TENANT. A certificate evidencing the issuance of all policy or policies required by this lease, together with evidence of the payment of premiums. shall be delivered to Landlord before the commencement of the term of this Lease. Tenant will not do or omit the doing of any act which would violate any insurance, or increase the insurance rates in force upon the real estate improvements on the premises or upon any personal property of the Tenant upon which the Landlord by law or by the terms of this lease, has or shall have a lien.

    14. WAIVER OF SUBROGATION. So long as their respective insurers so permit Landlord and Ten ant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to building or premises or the contents thereof, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under such insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, to it policies of insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

    15. FIRE AND CASUALTY. DESTRUCTION OF PREMISES. (a) In the event of destruction or damage to the premises by fire or other casualty, the Tenant, at its sole expense, shall promptly restore the premises as nearly as possible to its condition prior to such damage or destruction, or at Tenant's option demolish what remains of the building, level and fill the area to grade, and pay the Landlord the sum of Two Hundred Fifty- Thousand Dollars ($250,000.00) for the loss of the building. All insurance proceeds received by the Landlord pursuant to the provisions of this lease, less the Cost if any of such recovery, shall be applied by the Landlord to reimburse Tenant for such restoration or demolition, as such restoration or demolition progresses. Landlord's obligation to reimburse Tenant is limited to the insurance proceeds received by Landlord pursuant to the provisions of this lease. If the proceeds of insurance are insufficient to pay the full cost of repair or restoration, the Tenant shall pay the deficiency if the Tenant elects to restore the building. If the proceeds of insurance are insufficient to pay the Landlord Two Hundred Fifty Thousand Dollars ($250,000.00) upon demolition, the tenant shall pay the deficiency. If the insurance proceeds exceed such costs, the excess shall be retained by Tenant.

    (b) Should the zoning ordinance of the city or municipality in which this property is located make it impossible for Tenant, using diligent and timely effort to obtain necessary permits and to repair and/or rebuild so that Tenant is not able to conduct its business on these premises, then such partial destruction shall be treated as a total destruction as in the next paragraph provided.

    (c) In the event of a destruction or damage of the leased premises including the parking area so that Tenant is not able to conduct its business on the premises for the then current legal use for which the premises are being used and which damages cannot be repaired within sixty (60) days, this lease may be terminated at the option of either the Landlord or Tenant. Such termination in such event shall be effected by written notice of one party to the other, within twenty (20) days after such destruction. Tenant shall surrender possession within ten (10) days after such notice issues, and each party shall be released from all future obligations hereunder, Tenant paying rental pro rata only to the date of such destruction. In the event of such termination of this lease, Landlord at its option, may rebuild or not, according to its own wishes and needs. Termination under this paragraph in the event of total destruction is subject to the Tenant paying the Landlord Two Hundred Fifty Thousand Dollars ($250,000.00) for loss of the building.

    16. CONDEMNATION. If the leased property, or such a substantial part thereof, is taken by eminent domain such that the Tenant's continued use of the leased property is no longer practicable, this lease shall expire on the date when the leased property shall be so taken, and the rent shall be apportioned as of that date. Tenant shall have the option to terminate the lease after receipt of notice of condemnation by giving the Landlord thirty (30) days' written notice. In the event the condemnation proceedings are terminated, Tenant's option to terminate the lease shall expire. No part of any award shall belong to the Tenant. Notwithstanding the provisions of this lease, Tenant shall have the right to make a separate claim with the condemning authority for the value of Tenant's property and/or moving and relocation expenses; provided, however, that such separate claim shall not reduce or adversely affect the amount of Landlord's award.

    17. INDEMNIFICATION. Tenant will indemnify and hold the Landlord harmless from and against any expense or liability, including attorneys' fees, arising from the Tenant's use of and activities on the property or the violation of any provision of this Lease.

    18.  TERMINATION OF LEASE AND DEFAULTS OF TENANT.

    (a) TERMINATION UPON EXPIRATION OR UPON NOTICE OF DEFAULT. This lease shall terminate upon expiration of the demised term; or if the option provided for in paragraph 1 is exercised by the Tenant, then this lease will terminate at the expiration of the option term or terms. Upon default in payment of rental herein or upon any other default by Tenant in accordance with the terms and provisions of this lease, this lease may at the option of the Landlord be cancelled and forfeited, PROVIDED, HOWEVER, before any such cancellation and forfeiture, except as provided in 6(d) above and 18(d) below, Landlord shall give Tenant a written notice specifying the default, or defaults, and stating that this lease will be cancelled and forfeited ten (10) days after the giving of such notice, unless such default, or defaults, are remedied within such grace period. As an additional optional procedure or as an alternative to the foregoing (and neither exclusive of the other) Landlord may proceed as in paragraph 24, below.

    (b) BANKRUPTCY OR INSOLVENCY OF TENANT. In the event Tenant is adjudicated a bankrupt or in the event of a judicial sale or other transfer of Tenant's leasehold interest by reason by any bankruptcy or insolvency proceedings or by other operation of law, and such bankruptcy, judicial sale or transfer has not been vacated or set aside within ten (10) days from the giving of notice thereof by Landlord to Tenant, then and in any such events, Landlord may, at its option, immediately terminate this lease, re-enter said premises, upon giving of ten (10) days' written notice by Landlord to Tenant, all to the extent permitted by applicable law.

    (c) In (a) and (b) above, waiver as to any default shall not constitute a waiver of any subsequent default of defaults.

    (d) Acceptance of keys, advertising and re-renting by the Landlord upon the Tenant's default shall be construed only as an effort to mitigate damages by the Landlord, and not as an agreement to terminate this lease.

    19. RIGHT OF EITHER PARTY TO MAKE GOOD ANY DEFAULT OF THE OTHER. If default shall be made by either party in the performance of, or compliance with, any of the terms, covenants or conditions of this lease, and such default shall have continued for thirty (30) days after written notice thereof from one party to the other, the person aggrieved, in addition to all other remedies now or hereafter provided by law, may, but need not, perform such term, covenant or condition, or make good such default and any amount advanced shall be repaid forthwith on demand, together with interest at the rate of 1 2% per annum, from date of advance.

    20. SIGNS. (a) Tenant shall have the right and privilege of attaching, affixing, painting or exhibiting signs on the leased premises, provided only (i) that any and all signs shall comply with the ordinances of the city or municipality in which the property is located and the laws of the State of Iowa;
(ii) such signs shall not change the structure of the building; (iii) such signs if and when taken down shall not damage the building; and (iv) such -signs shall be subject to the written approval of the Landlord, which approval shall not be unreasonably withheld.

    (b) Landlord, during the last ninety (90) days of this lease, or extension, shall have the right to maintain in the windows or on the building or on the premises either or both a "For Rent" or "For Sale" sign and Tenant will permit, at such time, prospective tenants or buyers to enter and examine the premises.

    21. MECHANIC'S LIENS. Neither the Tenant nor anyone claiming by, through, or under the Tenant, shall have the right to file or place any mechanic's lien or other lien of any kind or character whatsoever, upon said premises or upon any building or improvement thereon, or upon the leasehold interest of the Tenant therein, and notice is hereby given that no contractor, sub-contractor, or anyone else who may furnish any material, service or labor for any building, improvements, alteration, repairs or any part thereof, shall at any time be or become entitled to any lien thereon, and for the further security of the Landlord, the Tenant covenants and agrees to give actual notice thereof in advance, to any and all contractors and sub-contractors who may furnish or agree to furnish any such material, service or labor.

    22. LANDLORD'S LIEN AND SECURITY INTEREST. (a) Landlord shall have, in addition to the lien given by law, a security interest as provided by the Uniform Commercial Code of Iowa upon all personal property and all substitutions therefor, kept and used on said premises by Tenant. Landlord may proceed at law or in equity with any remedy provided by law or by this lease for the recovery of rent, or for termination of this lease because of Tenant's default in its performance.

    23. SUBSTITUTION OF EQUIPMENT, MERCHANDISE, ETC. (a) The Tenant shall have the right, from time to time, during the term of this lease, or renewal thereof, to sell or otherwise dispose of any personal property of the Tenant situated on the said demised premises when in the judgment of the Tenant it shall have become obsolete, outworn or unnecessary in connection with the operation ' of the business on said premises; provided, however, that the Tenant shall, in such instance (unless no substituted article or item is necessary) at its own expense, substitute for such items of personal property so sold or otherwise disposed of, a new or other item in substitution thereof, in like or greater value and adapted to the affixed operation of the business upon the demised premises.

    (b) Nothing herein contained shall be construed as denying to Tenant the right to dispose of inventoried merchandise in the ordinary course of the Tenant's trade or business.

    24. RIGHTS CUMULATIVE. The various rights, powers, options, elections and remedies of either party provided in this lease shall be construed as cumulative and no one of them as exclusive of the others, or exclusive of any rights, remedies or priorities allowed either party by law, and shall in no way affect or impair the right-of either party to pursue any other equitable or legal remedy to which either party may be entitled as long as any default remains in any way unremedied, unsatisfied or undischarged.

    25. NOTICES AND DEMANDS. Notices as provided for in this lease shall be given to the respective parties hereto at the respective addresses designated on page one of this lease unless either party notifies the other, in writing, of a different address. Without prejudice to any other method of notifying a party in writing or making a demand or other communication, such message shall be considered given under the terms of this lease when sent, addressed as above designated, postage prepaid, by registered or certified mail, return receipt requested, by the United States mail and so deposited in a United States mailbox.

    26.  PROVISIONS TO BIND AND BENEFIT SUCCESSORS, ASSIGNS, ETC.   Each and
every covenant and agreement herein contained shall extend to and be binding upon the respective successors, heirs, administrators, executors and assigns of the parties hereto; except that if any part of this lease is held in joint tenancy, the successor in interest shall be the surviving joint tenant.

    27. CHANGES TO BE IN WRITING. None of the covenants, provisions, terms or conditions of this lease to be kept or performed by Landlord or Tenant shall be in any manner modified, waived or abandoned, except by a written instrument duly signed by the parties and delivered to the Landlord and Tenant. This lease contains the whole agreement of the parties.

    28. CONSTRUCTION. Words and phrases herein, including acknowledgment hereof, shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender according to the context.

IN WITNESS WHEREOF, the parties hereto have duly executed this lease in duplicate the day and year first above written.

COMPUTER SUPPLY STORE, INC., TENANT



By: /s/ Rick Feaster
   --------------------------------
          Rick Feaster

                                               ARTHUR K. JONES TRUST, LANDLORD
                                               FIRSTAR BANK DES MOINES, N.A.
                                               CO-TRUSTEE


Title:  President                              By: /s/ Margaret A. Wilcox
     -----------------------------             ------------------------------

                                                 Trust Officer
                                               ------------------------------
                                               Title

                                               By: /s/ Susan P. Cramer
                                                  ---------------------------

                                                 Vice President
                                               ------------------------------
                                               Title

                                                /s/ William A. Jones
                                               ------------------------------
                                               WILLIAM A. JONES, TRUSTEE

STATE OF IOWA  )
            )SS.
COUNTY OF POLK  )


    On this 1st day of July, 1994, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Margaret A. Wilcox and Susan P. Cramer to me personally known, who, being by me duty sworn, did say that s/he is the Trust Office and Vice Pres. of said corporation executing the foregoing instrument, that no seal has been procured by the said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Margaret A. Wilcox and Susan P. Cramer is such officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation and of the fiduciary, by it, by him/her and as the fiduciary voluntarily executed.


                                  /s/ Sheila R. Bickel
                                  ---------------------------------------------
                                       Notary Public in and for said County and
                                       State

STATE OF IOWA  )
            )SS.
COUNTY OF POLK  )

    On this day of 5 day of July, 1994, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Rick Feaster, to me personally known, who being by me duly sworn, did say that he is the President of said corporation executing the within and foregoing instrument; that no seal has been procured by the said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said President, as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.

                                  /s/ Kathy B. Hoefling
                                  ---------------------------------------------
                                       Notary Public in and for said County and
                                       State


STATE OF ILLINOIS)
            )ss:
COUNTY OF COOK )

    On this 28 day of July, 1994, before me, the undersigned, a Notary Public in and for said state, personally appeared William A. Jones, to me known to be the person named in and who executed the foregoing instrument and acknowledged that he, as the fiduciary, executed the instrument as his voluntary act and deed and of the fiduciary.

                                  /s/ Patricia FitzGibbons
                                  ---------------------------------------------
                                            Notary Public in and for the
                                                 State of IL